                                                                   EXHIBIT 10.29


                                 PROMISSORY NOTE


                                                               February 7, 1997
$168,108.46                                                    Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, PHYSICIANS' SPECIALTY CORP., a Georgia professional corporation (hereinafter referred to as "Maker"), promises to pay to the order of ENT CENTER OF ATLANTA, INC., a Georgia professional corporation (hereinafter referred to as "Holder"), the principal sum of One Hundred Sixty-Eight Thousand One Hundred Eight and 46/100 Dollars ($168,108.46) plus interest thereon at the then-current Prime Rate. The "Prime Rate" is defined as the Prime Rate publicly announced as being charged by NationsBank of Georgia, N.A., or its successors, from time to time (which may not necessarily be the lowest rate charged).

         Principal and accrued interest shall be payable on the earlier of: (i) the closing of an Initial Public Offering ("IPO") or (ii) June 30, 1997.

         Maker shall have the right to prepay all or any part of the principal of this Note remaining unpaid at any time and from time to time without premium or penalty.

         If Maker should fail to pay any amount due hereunder within ten (10) days form the date of receipt of written notice thereof from Holder, or should Maker fail to comply with any of the terms or requirements of this Note, then Maker shall be in default and Holder may, at its option, declare the indebtedness evidenced by this Note immediately due and payable. It is hereby expressly agreed that in the event of any default in the payment of this Note as provided herein, or in the event of any default of any of the terms or requirements of this Note, and after the above notice is given and the Maker fails to cure within said period, then, and without further notice to Maker, the principal indebtedness evidenced hereby shall, at the option of the Holder, at once become due and payable and may be collected forthwith. Interest shall accrue on any outstanding principal balance of this Note from the date of any default hereunder, and for so long as such default continues, at the rate of fifteen percent (15%) per annum. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney at law, Maker agrees to pay all costs of collection, including, but not limited to, reasonably attorney's fees.

         Except for Maker's right to cure as provided hereinabove, presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or indulgences granted from time to time, shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia. Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         All payments due hereunder shall be payable to the Holder at the address set forth below:

                  ENT Center of Atlanta, Inc.
                  c/o The Medical Quarters
                  5555 Peachtree Dunwoody Road
                  Suite 235
                  Atlanta, Georgia  30342
                  Attention:  Ramie A. Tritt, M.D.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

         Maker and Holder submit to the jurisdiction of any state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or related to this Agreement; agree that all claims in respect of the action or proceeding may be heard and determined in any such court; and agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Maker and Holder each waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required the other with respect thereto. Maker and Holder each agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a Maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms or entities, each of whom shall be jointly and severally liable for all obligations of Maker hereunder.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly signed, sealed and delivered in Atlanta, Georgia, on the date first above written.

                                          MAKER:

Attest:                                   PHYSICIANS' SPECIALTY CORP.


/s/ Gerald R. Benjamin                    By: /s/ Ramie A. Tritt
---------------------------------            ----------------------------------
Secretary                                 Its: Chairman
                                              ---------------------------------

[CORPORATE SEAL]


                                      -3-